UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 15, 2008

SPANSION INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices, including zip code)

(408) 962-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 15, 2008, Spansion Inc. (the “Company”) and Semiconductor Manufacturing International Corporation (“SMIC”) entered into the First Amendment (the “Amendment”) to the Foundry Agreement dated August 31, 2007 between the Company and SMIC (the “Foundry Agreement”). The Amendment sets forth a Product Supplement Form (the “Product Supplement”), pursuant to which SMIC will manufacture the Company’s MirrorBit ORNAND2 Flash memory products and technologies for, and provide related foundry services to, the Company. Except as otherwise provided in the Product Supplement, the Product Supplement is subject to the terms and conditions of the Foundry Agreement. The Amendment also provides SMIC or the Company the ability to terminate certain commitments set forth in the Product Supplement, under certain circumstances after December 31, 2009. In addition, the Amendment amends the initial term of the Foundry Agreement from December 31, 2009 until July 30, 2013. Copies of the Foundry Agreement and the Amendment will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.

By:	/s/ ROBERT C. MELENDRES
	Name:	Robert C. Melendres
	Title:	Executive Vice President, Chief Legal Officer and Corporate Development

Date: August 20, 2008